UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 6, 2011

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101,Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code (423) 510-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 6, 2011, The Dixie Group, Inc. (the “Company”) and its subsidiaries, as guarantors, entered a Second Amendment to Second Amended and Restated Loan and Security Agreement, dated October 24, 2008, with Bank of America, NA (“BofA”), in its capacity as Agent for itself and certain other lenders (the “Second Amendment”) (the Second Amended and Restated Loan and Security Agreement, as previously amended, the “Loan Agreement”), which increased the Lenders' Revolver Commitments under the Loan Agreement by Ten Million Dollars ($10,000,000.00) from Fifty-five Million Dollars ($55,000,000.00) to Sixty-five Million Dollars ($65,000,000.00).
Pursuant to Section 1.1.5 of the Loan Agreement, the Company previously elected to reduce the Revolver Commitments to Fifty-five Million Dollars ($55,000,000.00), which reduction became effective on July 31, 2009. The purpose and effect of the Second Amendment is to increase the Revolver Commitments in response to the Company's increasing business activity. No other terms of the Loan Agreement have been changed other than to be consistent with such increase in Revolver Commitments.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.    Exhibit Description
4.13    Second Amendment to Second Amended and Restated Loan and Security Agreement, dated June 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2011		THE DIXIE GROUP, INC.
	By:	/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer